Exhibit 10.2

DELL TECHNOLOGIES INC. AMENDED AND RESTATED MD SHAREHOLDERS AGREEMENT Dated as of July 2, 2026

TABLE OF CONTENTS
Page
ARTICLE I
DEFINITIONS
Section 1.1    Definitions    5
Section 1.2    General Interpretive Principles    12
ARTICLE II
REPRESENTATIONS AND WARRANTIES
Section 2.1    Representations and Warranties of the Shareholders    13
ARTICLE III
GOVERNANCE
Section 3.1    Board of Directors of the Company    14
Section 3.2    Specified Subsidiaries    17
Section 3.3    Additional Management Provisions    17
ARTICLE IV
[RESERVED]
ARTICLE V
ADDITIONAL AGREEMENTS
Section 5.1    Further Assurances    17
Section 5.2    Other Businesses; Waiver of Certain Duties    18
Section 5.3    Confidentiality    19
Section 5.4    Certain Tax Matters    21
Section 5.5    Expense Reimbursement    21
Section 5.6    [Reserved.]    21
Section 5.7    Cooperation with Reorganizations and SEC Filings    21
Section 5.8    [Reserved.]    22
ARTICLE VI
ADDITIONAL PARTIES
Section 6.1    Additional Parties    22
ARTICLE VII
INDEMNIFICATION; INSURANCE
Section 7.1    Indemnification of Directors    23
Section 7.2    Indemnification of Shareholders    23

Section 7.3    Insurance    24
ARTICLE VIII
MISCELLANEOUS
Section 8.1    Entire Agreement    25
Section 8.2    Effectiveness    25
Section 8.3    Prior Agreement    25
Section 8.4    Specific Performance    26
Section 8.5    Governing Law    26
Section 8.6    Submissions to Jurisdictions; WAIVER OF JURY TRIAL    26
Section 8.7    Obligations    27
Section 8.8    Consents, Approvals and Actions    27
Section 8.9    Amendment; Waiver    28
Section 8.10    Assignment of Rights By Shareholders    29
Section 8.11    Binding Effect    29
Section 8.12    Third Party Beneficiaries    29
Section 8.13    Termination of this Agreement    29
Section 8.14    Notices    29
Section 8.15    No Third Party Liability    30
Section 8.16    No Partnership    31
Section 8.17    Aggregation; Beneficial Ownership    31
Section 8.18    Severability    32
Section 8.19    Counterparts    32

ANNEXES AND EXHIBITS
ANNEX A-1    – FORM OF JOINDER AGREEMENT
ANNEX A-2    – FORM OF SPECIFIED SUBSIDIARY JOINDER AGREEMENT
ANNEX B    – FORM OF SPOUSAL CONSENT

DELL TECHNOLOGIES INC.
AMENDED AND RESTATED MD SHAREHOLDERS AGREEMENT
This AMENDED AND RESTATED MD SHAREHOLDERS AGREEMENT is made as of July 2, 2026, by and among Dell Technologies Inc., a Texas corporation (together with its successors and assigns, the “Company”), Denali Intermediate Inc., a Delaware corporation and wholly-owned subsidiary of the Company (together with its successors and assigns, “Intermediate”), Dell Inc., a Delaware corporation and wholly-owned subsidiary of Intermediate (together with its successors and assigns, “Dell”), Dell International L.L.C., a Delaware limited liability company (together with its successors and assigns, “Dell International”), EMC Corporation, a Massachusetts corporation and wholly-owned subsidiary of the Company (together with its successors and assigns, “EMC”), each other Specified Subsidiary (as defined herein) that becomes a party hereto pursuant to, and in accordance with, Section 3.2(a) and each of the following (hereinafter severally referred to as a “Shareholder” and collectively referred to as the “Shareholders”):
(a)    Michael S. Dell (“MD”) and Susan Lieberman Dell Separate Property Trust (the “SLD Trust” and together with MD and their respective Permitted Transferees (as defined herein) that acquire Common Stock (as defined herein) and enter into a Joinder Agreement (as defined herein), the “MD Shareholders”); and
(c)    any other Person who becomes a party hereto pursuant to, and in accordance with, ARTICLE VI.
WHEREAS, the parties hereto are party to that certain MD Stockholders Agreement, dated as of December 25, 2018 (the “MD Agreement”);
WHEREAS, in connection with the Company’s redomestication from Delaware to Texas on July 1, 2026 (the “Redomestication”), the Company and the MD Shareholders wish to amend and restate the MD Agreement to set forth the respective rights and obligations of the parties hereto with respect to the ownership of DTI Securities (as defined herein); and
WHEREAS, in connection with the Redomestication, the Company, the SLP Shareholders (as defined herein) and the other parties named therein are entering into that certain Amended and Restated SLP Shareholders Agreement, dated as of the date hereof (as the same may be amended from time to time, the “SLP Shareholders Agreement”), setting forth the respective rights and obligations of the parties thereto with respect to the ownership of DTI Securities.
NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree, subject to Section 8.2, as follows:

ARTICLE I
DEFINITIONS
Section 1.1Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:
“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person. The term “control” means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms “controlled” and “controlling” have meanings correlative to the foregoing. Notwithstanding the foregoing, for purposes of this Agreement, (i) the Company, its Subsidiaries and its other controlled Affiliates shall not be considered Affiliates of any of the Sponsor Shareholders or of any Affiliates of any of the Sponsor Shareholders (except that the Company, its Subsidiaries and its other controlled Affiliates may be considered Affiliates of each other), (ii) none of the MD Shareholders, on the one hand, and/or the SLP Shareholders, on the other hand, shall be considered Affiliates of each other, and (iii) except with respect to Section 5.2 and Section 8.15, none of the Sponsor Shareholders shall be considered Affiliates of (x) any portfolio company in which any of the Sponsor Shareholders or any of their affiliated investment funds have made a debt or equity investment (and vice versa) or (y) any limited partners, non-managing members or other similar direct or indirect investors in any of the Sponsor Shareholders or their affiliated investment funds.
“Agreement” means this Amended and Restated MD Shareholders Agreement (including the annexes and exhibits attached hereto) as the same may be amended, restated, supplemented or modified from time to time.
“Approved Exchange” means the New York Stock Exchange and/or the Nasdaq Stock Market.
“Approved Equity Plan” means any equity incentive plan approved by the Board with respect to the Company or its Subsidiaries.
“Austin Business Court” has the meaning ascribed to such term in Section 8.6(a).
“beneficial ownership” and “beneficially own” and similar terms have the meaning set forth in Rule 13d-3 under the Exchange Act; provided, however, that (i) subject to Section 8.17, no party hereto shall be deemed to beneficially own any Securities held by any other party hereto solely by virtue of the provisions of this Agreement (other than this definition) and (ii) with respect to any Securities held by a party hereto that are exercisable for, convertible into or exchangeable for shares of Common Stock upon delivery of consideration to the Company or any of its Subsidiaries, such shares of Common Stock shall not be deemed to be beneficially owned by such party unless, until and to the extent such Securities have been exercised, converted or exchanged and such consideration has been delivered by such party to the Company or such Subsidiary.
“Board” means the Board of Directors of the Company or, if the context so requires, the board of directors or equivalent governing body of any Specified Subsidiary.
“Business Day” means a day, other than a Saturday, Sunday or other day on which banks located in New York, New York, Austin, Texas or San Francisco, California are authorized or required by law to close.
“Class A Common Stock” means the Class A Common Stock, par value $0.01 per share, of the Company.
“Class B Common Stock” means the Class B Common Stock, par value $0.01 per share, of the Company.
“Class C Common Stock” means the Class C Common Stock, par value $0.01 per share, of the Company.
“Class D Common Stock” means the Class D Common Stock, par value $0.01 per share, of the Company.
“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.
“Common Stock” means the Class A Common Stock, the Class B Common Stock, the Class C Common Stock, the Class D Common Stock and any other series or class of common stock of the Company.
“Company” has the meaning ascribed to such term in the Preamble.
“Company Awards” means an award pursuant to an Approved Equity Plan of (i) restricted stock units (including performance-based restricted stock units) that correspond to Common Stock and/or (ii) Company Stock Options.
“Company Stock Option” means an option to subscribe for, purchase or otherwise acquire shares of Common Stock.
“Confidential Information” has the meaning ascribed to such term in Section 5.3(a).
“Covered Person” means any director or officer of the Company or any of its Subsidiaries who is also a director, officer, employee, managing director or other Affiliate of DFO; provided, that MD shall not be a “Covered Person” for so long as he is an executive officer of the Company or any of the Specified Subsidiaries.

“Dell” has the meaning ascribed to such term in the Preamble.
“Dell International” has the meaning ascribed to such term in the Preamble.
“Denali Acquiror” means Denali Acquiror Inc.
“Designated Courts” has the meaning ascribed to such term in Section 8.6(a).
“DFO” means DFO Management, LLC and its Affiliates (other than MD for so long as MD serves as the Chief Executive Officer of the Company).
“Director Indemnification Agreements” means, at any point in time, the form of indemnification agreement entered into by the current directors of the Company.
“Disability” means any physical or mental disability or infirmity that prevents the performance of MD’s duties as a director or Chief Executive Officer of the Company or any Specified Subsidiary (if, in the case of a Specified Subsidiary, MD is at the time of such disability or infirmity serving as a director or Chief Executive Officer of such Specified Subsidiary) for a period of one hundred eighty (180) consecutive days.
“Disabling Event” means either the death, or the continuation of any Disability, of MD.
“DTI Securities” means the Common Stock, any equity or debt securities of the Company exercisable or exchangeable for, or convertible into, Common Stock, and any option, warrant or other right to acquire any Common Stock or such equity or debt securities of the Company.
“Electronic Transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
“EMC” has the meaning ascribed to such term in the Preamble.
“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated pursuant thereto.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“Federal Court” has the meaning ascribed to such term in Section 8.6(a).
“Group I Director” shall have the meaning set forth in the Certificate of Formation of the Company.
“Houston Business Court” has the meaning ascribed to such term in Section 8.6(a).
“Immediate Family Members” means, with respect to any natural person (including MD), (i) such natural person’s spouse, children (whether natural or adopted as minors), grandchildren or more remote descendants, siblings, spouse’s siblings and (ii) the lineal descendants of each of the persons described in the immediately preceding clause (i).
“Indemnification Sources” has the meaning ascribed to such term in Section 7.2(b).
“Indemnified Liabilities” has the meaning ascribed to such term in Section 7.2(a).
“Indemnitee-Related Entities” means any exempted company, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company, any Specified Subsidiary or the insurer under and pursuant to an insurance policy of the Company or any Specified Subsidiary) from whom an Indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Company or any Specified Subsidiary may also have an indemnification or advancement obligation.
“Indemnitees” has the meaning ascribed to such term in Section 7.2(a).
“Intermediate” has the meaning ascribed to such term in the Preamble.
“Joinder Agreement” means a joinder agreement substantially in the form of Annex A-1 attached hereto.
“Jointly Indemnifiable Claims” shall be broadly construed and shall include, without limitation, any Indemnified Liabilities for which the Indemnitee shall be entitled to indemnification from both (i) the Company and/or any Specified Subsidiary pursuant to the Indemnification Sources, on the one hand, and (ii) any Indemnitee-Related Entity pursuant to any other agreement between such Indemnitee-Related Entity and the Indemnitee pursuant to which the Indemnitee is indemnified, the laws of the jurisdiction of incorporation or organization of such Indemnitee-Related Entity and/or the Organizational Documents of such Indemnitee-Related Entity, on the other hand.

“MD” has the meaning ascribed to such term in the Preamble.
“MD Agreement” has the meaning set forth in the Recitals.
“MD Charitable Entity” means the Michael & Susan Dell Foundation and any other private foundation or supporting organization (as defined in Section 509(a) of the Code) established and principally funded directly or indirectly by MD and/or his spouse.
“MD Director Nominee” has the meaning ascribed to such term in Section 3.1(c)(i)(A).
“MD Fiduciary” means any trustee of an inter vivos or testamentary trust appointed by MD.
“MD Shareholders” has the meaning ascribed to such term in the Preamble.
“MD Subscription Agreement” means that certain Common Stock Purchase Agreement, dated as of October 12, 2015, among the Company, MD and the SLD Trust.
“Organizational Documents” means, with respect to any Person, the articles and/or memorandum of association, certificate of incorporation, certificate of organization, bylaws, partnership agreement, limited liability company agreement, operating agreement, certificate of formation, certificate of limited partnership and/or other organizational or governing documents of such Person.
“Original Agreement” means that certain Sponsor Stockholders Agreement, dated as of October 29, 2013.
“Original Closing” means the closing of the Original Merger pursuant to the Original Merger Agreement.
“Original Merger” means the merger of Denali Acquiror and Dell pursuant to the Original Merger Agreement.
“Original Merger Agreement” means that certain Agreement and Plan of Merger, dated as of February 5, 2013, between the Company, Intermediate, Denali Acquiror and Dell, as amended by Amendment No. 1 on August 2, 2013 (as further amended, restated, supplemented or modified from time to time).
“Original Stock” has the meaning ascribed to such term in the Company’s Fourth Amended and Restated Certificate of Incorporation.
“Permitted Transferee”:

(i)in the case of the MD Shareholders, means:
(A)MD, the SLD Trust or any Immediate Family Member of MD;
(B)any MD Charitable Entity;
(C)one or more trusts whose current beneficiaries are and will remain for so long as such trust holds DTI Securities, any of (or any combination of) MD, one or more Immediate Family Members of MD or MD Charitable Entities;
(D)any corporation, limited liability company, partnership or other entity wholly-owned by any one or more persons or entities described in clause (i)(A), (i)(B) or (i)(C) of this definition of “Permitted Transferee”; or
(E)from and after MD’s death, any recipient under MD’s will, any revocable trust established by MD that becomes irrevocable upon MD’s death, or by the laws of descent and distribution;
(ii)in the case of the SLP Shareholders, has the meaning ascribed to such term in the Restated SLP Shareholders Agreement as in effect on the date hereof; and
(iii)in the case of any other Shareholder that is a partnership, limited liability company or other entity, means (A) any of its controlled Affiliates (other than portfolio companies) or (B) an affiliated private equity fund of such Shareholder that remains such an Affiliate or affiliated private equity fund of such Shareholder (which, for the avoidance of doubt, shall include any special purpose entity formed as part of a “fund-to-fund” transfer of all or a portion of such Shareholder’s investment in the Company, provided, that all of the investors in such special purpose entity are, at the time of such transfer, partners or shareholders of such Shareholder and such special purpose entity is managed by such Shareholder or one of their respective Affiliates).
For the avoidance of doubt, each MD Shareholder will be a Permitted Transferee of each other MD Shareholder.
“Person” means an individual, any general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity, or a government or any agency or political subdivision thereof.

“Redomestication” has the meaning ascribed to such term in the Recitals.
“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of October 29, 2013, as amended and restated by that certain Amended and Restated Registration Rights Agreement, dated as of September 7, 2016, and as further amended and restated by that certain Second Amended and Restated Registration Rights Agreement, dated as of December 25, 2018, by and among the Company, the Sponsor Shareholders and the other signatories party thereto, as the same may be amended, restated, supplemented or modified from time to time.
“Representatives” means, with respect to any Person, such Person’s and its Affiliates’ respective directors, officers, employees, trustees, partners, members, shareholders, controlling persons, investment committee, financial advisors, attorneys, consultants, valuators, accountants, agents and other representatives.
“SEC” means the U.S. Securities and Exchange Commission or any successor agency.
“Securities” means any equity securities of the Company, including any Common Stock, any debt securities of the Company exercisable or exchangeable for, or convertible into, equity securities of the Company, or any option, warrant or other right to acquire any such equity securities or debt securities of the Company.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated pursuant thereto.
“SLD Trust” has the meaning ascribed to such term in the Preamble.
“SLP” has the meaning ascribed to such term in the SLP Shareholders Agreement.
“SLP Director Nominee” has the meaning ascribed to such term in the SLP Shareholders Agreement.
“SLP Shareholders” has the meaning ascribed to such term in the SLP Shareholders Agreement.
“SLP Shareholders Agreement” has the meaning set forth in the Recitals.
“Specified Subsidiary” means any of (i) Intermediate, (ii) Dell, (iii) EMC, (iv) Dell International, (v) any successors and assigns of any of Intermediate, Dell, EMC and Dell International and (vi) each intermediate entity or Subsidiary between the Company and any of the foregoing.

“Sponsor Shareholders” means the MD Shareholders, the SLP Shareholders and the MSD Partners Shareholders (as defined in the Original Agreement).
“Spousal Consent” has the meaning ascribed to such term in Section 2.1(g).
“Shareholders” has the meaning ascribed to such term in the Preamble.
“Subsidiary” means, with respect to any Person, any entity of which (i) a majority of the total voting power of shares of stock or equivalent ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other members of the applicable governing body thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if no such governing body exists at such entity, a majority of the total voting power of shares of stock or equivalent ownership interests of the entity is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing member or general partner of such limited liability company, partnership, association or other business entity.
“TBOC” means the Texas Business Organizations Code.
“transfer” means a direct or indirect sale, exchange, assignment, pledge, hypothecation, mortgage, gift or other transfer, disposition of or encumbrance, in each case, whether in one’s own right or by a representative and whether voluntary or involuntary or by operation of law (including by a direct or indirect transfer of equity, ownership or economic interests, or options, warrants or other contractual rights to acquire an equity, ownership or economic interest, in any Shareholder).
“wholly-owned subsidiary” means, with respect to any Person, any entity of which all of the shares of stock or equivalent ownership interests (other than, with respect to non-U.S. subsidiaries, only to the extent legally required, de minimis ownership thereof by residents, natural persons or non-Affiliates) are owned by such Person or by one or more wholly-owned subsidiaries of such Person.
Section 1.2General Interpretive Principles. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole, and references herein to Articles or Sections refer to Articles or

Sections of this Agreement. For purposes of this Agreement, the words, “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.” The terms “dollars” and “$” shall mean United States dollars. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Furthermore, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application to the parties hereto and is expressly waived.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
Section 2.1    Representations and Warranties of the Shareholders. Each of the Shareholders hereby represents and warrants severally and not jointly to each of the other Shareholders and to the Company as of the date hereof (and in respect of Persons who become a party to this Agreement after the date hereof, such Shareholder hereby represents and warrants to each of the other Shareholders and the Company on the date of its execution of a Joinder Agreement) as follows:
(a)Such Shareholder, to the extent applicable, is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to conduct its business as it is now being conducted and is proposed to be conducted.
(b)Such Shareholder has the full power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action, corporate or otherwise, of such Shareholder. This Agreement has been duly executed and delivered by such Shareholder and constitutes its, his or her legal, valid and binding obligation, enforceable against it, him or her in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally.
(c)The execution and delivery by such Shareholder of this Agreement, the performance by such Shareholder of its, his or her obligations hereunder by such Shareholder does not and will not violate (i) in the case of parties who are not individuals, any provision of its Organizational Documents, (ii) any provision of any material agreement to which it, he or she is a party or by which it, he or she is bound or (iii) any law, rule, regulation, judgment, order or decree to which it, he or she is subject.
(d)No notice, consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such

Shareholder in connection with the execution, delivery or enforceability of this Agreement.
(e)Such Shareholder is not currently in violation of any law, rule, regulation, judgment, order or decree, which violation could reasonably be expected at any time to have a material adverse effect upon such Shareholder’s ability to enter into this Agreement or to perform its, his or her obligations hereunder.
(f)There is no pending legal action, suit or proceeding that would materially and adversely affect the ability of such Shareholder to enter into this Agreement or to perform its, his or her obligations hereunder.
(g)If such Shareholder is an individual and married, he or she has delivered to the other Shareholders and the Company a duly executed copy of a Spousal Consent in the form attached hereto as Annex B (a “Spousal Consent”).
ARTICLE III
GOVERNANCE
Section 3.1    Board of Directors of the Company.
(a)Generally. The business and affairs of the Company shall be governed by the Board. Pursuant to and in accordance with the Organizational Documents of the Company and this Section 3.1, actions or decisions by or on behalf of the Company (including, without limitation, all decisions to exercise any rights by or on behalf of the Company pursuant to this Agreement, the SLP Shareholders Agreement, and the Registration Rights Agreement) shall be determined by the Board, unless the Board delegates any of its powers to a committee thereof, any officer or any other Person from time to time (in each case subject to the terms of this Agreement, the Organizational Documents of the Company and applicable law).
(b)Board Size. The size of the Company’s Board shall be determined in accordance with the Certificate of Formation of the Company and the Bylaws of the Company.
(c)Board Representation.
(i)Director Nominees.
(A)Nomination Rights. To the extent permitted by applicable law and the rules of the Approved Exchange on which the Company’s equity securities are traded or listed, the Company agrees that, unless otherwise agreed to by the MD Shareholders, the MD Shareholders shall have the right to nominate at each meeting or action by written consent at which directors will be elected a number of individuals for election to the Board such that if such nominees are elected then the aggregate number of nominees of the MD Shareholders serving on the Board will equal the product of the following (such individuals, the “MD Director Nominees”): (x) the percentage of the total voting power for the regular election of directors of the Company beneficially owned by the MD Shareholders, and (y) the number of directors then on the Board and any vacancies thereon; provided, however, that in the event the MD Shareholders and the SLP Shareholders in the aggregate beneficially own more than 70% of the total voting power for the regular election of directors of all outstanding voting equity securities of the Company, then the MD Shareholders shall have the right to nominate such number of MD Director Nominees equal to the product of (x) the percentage of the total voting power for the regular election of directors of the Company beneficially owned by the MD Shareholders and (y) the number of directors then on the Board and any vacancies thereon excluding any director serving on the audit committee of the Board provided, further, that the MD Shareholders may at any time and from time to time waive the foregoing proviso in whole, but not in part. Any product obtained pursuant to the calculations in the immediately foregoing sentence shall be rounded up to the nearest whole number of directors. Notwithstanding the foregoing, the MD Shareholders (for so long as the MD Shareholders collectively beneficially own at least 5% of the total voting power for the regular election of directors of all outstanding voting equity securities of the Company) shall have the right to nominate at least one individual for election to the Board. The right to nominate directors pursuant to this section is not intended to, and shall not be deemed to, affect the manner in which directors are elected, which shall continue to be governed by the Company’s Certificate of Formation and Bylaws.
(B)Limitations on Director Nominees. No MD Director Nominee shall serve as a director of another company if such service on such other board would cause a violation of Section 8 of the U.S. Clayton Act, as amended, as a result of any business that the Company is engaged in as of the date hereof, and the Shareholders, as applicable, shall cause any such director to resign from such other directorships or as a director of the Company.
(ii)Support. For so long as the MD Shareholders have the right to nominate an MD Director Nominee for election pursuant to Section 3.1(c)(i) or the SLP Shareholders have the right to nominate a SLP Director Nominee for election pursuant to the SLP Shareholders Agreement, in connection with each election of directors, each of the Company, and each of the Shareholders party to this Agreement, shall nominate such MD Director Nominee for election as a director as part of the slate of directors that is included in the proxy statement (or consent solicitation or similar document)

of the Company relating to the election of directors, and shall provide the highest level of support for the election of such MD Director Nominee or any SLP Director Nominee nominated pursuant to the SLP Shareholders Agreement as it provides to any other individual standing for election as a director of the Company. No Shareholder shall otherwise act, alone or in concert with others, to seek to propose to the Company or any of its shareholders to nominate or support any Person as a director who is not an MD Director Nominee, SLP Director Nominee or otherwise nominated by the then incumbent directors of the Company. Pursuant to Section 6.252 of the TBOC, each Shareholder hereby agrees, severally and not jointly, (I) to sign a written consent voting all of such Person’s Common Stock in favor of each MD Director Nominee and SLP Director Nominee nominated in accordance herewith or (II) at the Company’s annual meeting of shareholders and at any other meeting of the shareholders of the Company, however called, including any adjournment, recess or postponement thereof, such Person shall, in each case to the extent that its shares of Common Stock are entitled to vote thereon, or in any other circumstance in which the vote, consent or other approval of the shareholders of the Company is sought, (A) appear at each such meeting or otherwise cause all of the Common Stock beneficially owned by such Person as of the applicable record date to be counted as present thereat for purposes of calculating a quorum and (B) vote (or cause to be voted), in person or by proxy, all of such Person’s Common Stock as of the applicable record date for each MD Director Nominee nominated in accordance herewith and each SLP Director Nominee nominated in accordance with the SLP Shareholders Agreement, unless and to the extent that the Company notifies the Shareholders that the third sentence of Section 3.1(c)(ii) of the SLP Shareholders Agreement (as in effect on the date hereof) has been terminated. Notwithstanding the foregoing, nothing in this section is intended to create special or disproportionate voting rights or director proxies. Rather, this section reflects each Shareholder’s decision regarding how it will exercise its voting rights.
(iii)Director Replacements. In the event that any MD Director Nominee shall cease to serve as a director for any reason (other than the reduction in the right to nominate pursuant to Section 3.1(c)(i)), the MD Shareholders shall have the right to nominate another MD Director Nominee to fill the vacancy resulting therefrom. Additionally, the MD Shareholders shall take all actions, including voting any Securities, that may be required in order to elect any such MD Director Nominee or any SLP Director Nominee nominated pursuant to Section 3(c)(iii) of the SLP Shareholders Agreement so long as a MD Director Nominee is then serving on the Board. For the avoidance of doubt, it is understood that the failure of the shareholders of the Company to elect any MD Director Nominee shall not affect the right of the MD Shareholders to nominate any MD Director Nominee for election pursuant to Section 3.1(c)(i) in connection with any future election of directors of the

Company. Further, the right to nominate directors pursuant to this section is not intended to, and shall not be deemed to, affect the manner in which directors are elected, which shall continue to be governed by the Company’s Certificate of Formation and Bylaws.
Section 3.2    Specified Subsidiaries.
(a)Additional Specified Subsidiaries. Each of the Company and the Specified Subsidiaries shall cause any Subsidiary that (i) is not then a party to this Agreement and (ii) becomes, or otherwise satisfies the criteria of, a Specified Subsidiary, to promptly (and in any event, within five (5) Business Days) become party to this Agreement by executing and delivering to the Company a Specified Subsidiary Joinder Agreement in the form attached hereto as Annex A-2, and to agree to be bound and shall be bound by all the terms and conditions of this Agreement as a “Specified Subsidiary.” No later than one (1) Business Day following such execution, the Company shall deliver to the MD Shareholders a notice thereof, together with a copy of such Specified Subsidiary Joinder Agreement.
Section 3.3    Additional Management Provisions.
(a)Notwithstanding anything herein to the contrary, the Company, each Specified Subsidiary and each Shareholder acknowledges and agrees that the MD Director Nominees may share confidential, non-public information about the Company, any Specified Subsidiary and their respective Subsidiaries (including any materials received in their capacities as members of a Board or committee of the Company or any Specified Subsidiaries) with the MD Shareholders and their respective Affiliates, in each case, on a confidential basis.
(b)Except (i) to the extent resulting from the rights granted under this Agreement, the SLP Shareholders Agreement, and the Registration Rights Agreement, (ii) as required by applicable law and/or (iii) for any authority granted to an individual as an officer or director of the Company or its Subsidiaries, no Shareholder (in its capacity as a Shareholder) shall have the authority to manage the business and affairs of the Company or its Subsidiaries or contract for or incur on behalf of the Company or its Subsidiaries any debts, liabilities or obligations, and no such action of a Shareholder will be binding on the Company or its Subsidiaries.
ARTICLE IV
[RESERVED]
ARTICLE V
ADDITIONAL AGREEMENTS
Section 5.1    Further Assurances. From time to time, at the reasonable request of the MD Shareholders and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or appropriate to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.
Section 5.2    Other Businesses; Waiver of Certain Duties.
(a)Each of the Company, the Specified Subsidiaries, and each Shareholder (for itself and on behalf of the Company) hereby expressly acknowledges and agrees, to the fullest extent permitted by applicable law and subject to any express agreement that may from time to time be in effect, any Covered Person may, and shall have no duty not to:
(i)invest in, carry on and conduct, whether directly, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director, shareholder, equityholder or investor in any Person, or as a participant in any syndicate, pool, trust or association, any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as the Company or any of its Subsidiaries;
(ii)do business with any client, customer, vendor or lessor of any of the Company or its Affiliates; and/or
(iii)make investments in any kind of property in which the Company may make investments.
To the fullest extent permitted by Section 2.101(21) of the TBOC or any other applicable law in the event that the applicable entity is not incorporated, formed or organized as a corporation in the State of Texas, the Company and the Specified Subsidiaries hereby renounce any interest or expectancy of the Company or such Specified Subsidiary, as the case may be, in, or an interest or expectancy of the Company or such Specified Subsidiary, as the case may be, in being offered an opportunity to participate in, any business or investments of any Covered Person as currently conducted or as may be conducted in the future, and waives any claim against a Covered Person and shall indemnify a Covered Person against any claim that such Covered Person is liable to the Company, any Specified Subsidiary or their respective shareholders for breach of any fiduciary duty solely by reason of such Person’s participation in any such business or investment. The Company and the Specified Subsidiaries shall pay in advance any expenses incurred in defense of such claim as provided in this provision. In the event that a Covered Person acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both (x) the Covered Person in his or her capacity as a partner, member, employee, officer or director of DFO and (y) the Company or any Specified Subsidiary, the Covered Person shall not have any duty to offer or communicate information regarding such corporate opportunity to the Company or any Specified Subsidiary. To the fullest extent permitted by Section 2.101(21) of the TBOC or any other applicable law in the event that the applicable entity is not incorporated, formed or organized as a corporation in the State of Texas, the Company and each Specified Subsidiary hereby renounce any interest or expectancy of the Company or such Specified Subsidiary in, or any interest or expectancy of the Company or such Specified Subsidiary as the case may be in being offered an opportunity to participate in, any potential transaction or matter of which the Covered Person acquires knowledge, except for any corporate opportunity which is expressly offered to a Covered Person in writing solely in his or her capacity as an officer or director of the Company, any Specified Subsidiary or any of their respective Subsidiaries and waives any claim against each Covered Person and shall indemnify a Covered Person against any claim, that such Covered Person is liable to the Company, any Specified Subsidiary or their respective shareholders for breach of any fiduciary duty solely by reason of the fact that such Covered Person (A) pursues or acquires any corporate opportunity for its own account or the account of any Affiliate or other Person, (B) directs, recommends, sells, assigns or otherwise transfers such corporate opportunity to another Person or (C) does not communicate information regarding such corporate opportunity to the Company or such Specified Subsidiary; provided, however, in each such case, that any corporate opportunity which is expressly offered to a Covered Person in writing solely in his or her capacity as an officer or director of the Company, a Specified Subsidiary or any of their respective Subsidiaries shall belong to the Company or such Specified Subsidiary, as the case may be. The Company and the Specified Subsidiaries shall pay in advance any expenses incurred in defense of such claim as provided in this provision, except to the extent that a Covered Person is determined by a final, non-appealable order of a Texas court having competent jurisdiction (or any other judgment which is not appealed in the applicable time) to have breached this Section 5.2(a), in which case any such advanced expenses shall be promptly reimbursed to the Company or such Specified Subsidiary, as applicable.
(b)The Company, the Specified Subsidiaries and each of the Shareholders agree that the waivers, limitations, acknowledgments and agreements set forth in this Section 5.2 shall not apply to any alleged claim or cause of action against any of the MD Shareholders based upon the breach or nonperformance by such MD Shareholder of this Agreement or any other agreement to which such Person is a party.
(c)The provisions of this Section 5.2, to the extent that they restrict the duties and liabilities of the MD Shareholders or any MD Director Nominee otherwise existing at law or in equity, are agreed by the Company, the Specified Subsidiaries and each of the Shareholders to replace such other duties and liabilities of the MD Shareholders or any MD Director Nominee to the fullest extent permitted by applicable law.
Section 5.3    Confidentiality.
(a)Each Shareholder agrees to keep confidential and not disclose to any third party any materials and/or information provided to it by or on behalf of the

Company or any of its Subsidiaries, and not to use any such information other than in connection with its investment in the Company (“Confidential Information”); provided, however, that the term “Confidential Information” does not include information that:
(i)is already in such recipient’s possession (provided, that such information is not subject to another confidentiality agreement with or other obligation of secrecy to any Person);
(ii)is or becomes generally available to the public other than as a result of a disclosure, directly or indirectly, by such recipient or its Representatives;
(iii)is or becomes available to such recipient on a non-confidential basis from a source other than any of the Shareholders or any of their respective Representatives (provided, that such source is not known by such recipient to be bound by a confidentiality agreement with or other obligation of secrecy to any Person); and/or
(iv)is or was independently developed by such recipient or its Representatives without the use of any Confidential Information.
(b)Notwithstanding anything in this Section 5.3 to the contrary, any such Shareholder may disclose Confidential Information to:
(i)such Shareholder’s and its Affiliates’ Representatives who are subject to a customary confidentiality obligation to such Shareholder or its Affiliates;
(ii)any Person to which such Shareholder offers or may propose to offer to transfer any DTI Securities (provided, that the prospective transferee agrees to be subject to a customary confidentiality agreement with the Company or Dell);
(iii)any other Shareholder or its Affiliates, or their respective Representatives, or any member of a Board or any board of directors of any Subsidiary of the Company;
(iv)the extent required to be disclosed by such Shareholder or its Affiliates, or their respective Representatives, by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process, law, regulation, legal or judicial process or audit or inquiries by a regulator, bank examiner or self-regulatory organization or pursuant to mandatory professional ethics rules (but only to the extent so required and after notifying the Company to the extent reasonably practicable and requesting confidential treatment);

(v)current or prospective limited partners of a Shareholder or its affiliated private equity funds who are subject to confidentiality obligations to such Shareholder or its affiliated private equity funds; and/or
(vi)other Person(s) with the Company’s prior written consent.
Section 5.4    Certain Tax Matters.
(a)Each of the MD Shareholders and the Company acknowledge that, in connection with the Original Merger, (i) the contribution by the MD Shareholders of shares of common stock, par value $0.01 per share, of Dell and cash to the Company in exchange for shares of Original Stock and (ii) the contribution by the other Shareholders of shares of common stock, par value $0.01 per share, of Dell and cash to the Company in exchange for shares of Original Stock, in each case, at the Original Closing, taken together, were intended to qualify as an exchange described in Section 351 of the Code.
Section 5.5    Expense Reimbursement.
(a)Directors. The Company shall, or shall cause a Specified Subsidiary to, promptly and upon request, reimburse the MD Shareholders for all reasonable and documented out-of-pocket costs and expenses of their director nominees of each Board, if any, incurred in connection with Board service, including travel, lodging and meal expenses in connection with Board or committee meetings.
(b)MD Shareholders. From and after the date hereof, Dell shall pay directly or reimburse, or cause to be paid directly or reimbursed, the ongoing reasonable out-of-pocket costs and expenses incurred by the MD Shareholders in connection with the MD Shareholders’ investment in the Company, including (A) fees, expenses and reasonable out-of-pocket disbursements of any independent professionals and organizations, including independent accountants, outside legal counsel or consultants retained by such Persons, (B) reasonable costs and expenses of any outside services or independent contractors such as financial printers, couriers, business publications, on-line financial services or similar services, retained or used by such Persons or any of their Affiliates and (C) transportation or any other expense not associated with their or their Affiliates’ ordinary operations; provided, that all payments or reimbursement for such expenses will be made by wire transfer in same-day funds to the bank account(s) designated by such applicable Shareholder or its relevant Affiliate promptly upon or as soon as practicable following request for reimbursement.
Section 5.6    [Reserved].
Section 5.7    Cooperation with Reorganizations and SEC Filings.

(a)Mergers, Reorganizations, Etc. In the event of any merger, amalgamation, statutory share exchange or other business combination or reorganization of the Company, on the one hand, with any of its Subsidiaries, on the other hand, the Shareholders shall, to the extent the Company is not the surviving entity, execute a shareholders agreement with terms that are substantially equivalent (to the extent practicable) to, mutatis mutandis, such terms of this Agreement. Any amendment to or waiver of this Section 5.7(a) by the Company shall require the consent of each Group I Director.
(b)Further Assurances. In connection with any proposed transaction contemplated by Section 5.7(a), each Shareholder shall take such actions as may be reasonably required and otherwise cooperate in good faith with the Company and the other Shareholders, including taking all actions reasonably requested by the Company or the MD Shareholders and executing and delivering all agreements, instruments and documents as may be reasonably required in order to consummate any such proposed transaction contemplated by Section 5.7(a).
(c)SEC Filings. Each Shareholder agrees, to the extent practicable and as requested by the MD Shareholders, to use reasonable efforts to take or avoid taking (as applicable) actions that would potentially cause liability to the Company or any Shareholder under Section 13 or Section 16 of the Exchange Act or the rules and regulations promulgated thereunder. To the extent that the Company or any Shareholder determines that it is obligated to make filings under Section 13 or Section 16 of the Exchange Act or the rules and regulations promulgated thereunder, each Shareholder agrees to use reasonable efforts to cooperate with the Person that determines that it has such a filing obligation, including by promptly providing information reasonably required by such Person for any such filing.
Section 5.8    [Reserved].
ARTICLE VI
ADDITIONAL PARTIES
Section 6.1    Additional Parties. Additional parties may be added to and be bound by and receive the benefits afforded by, and be subject to the obligations provided by, this Agreement upon the execution and delivery of a Joinder Agreement in the form attached hereto as Annex A-1 by such additional party to the Company and the acceptance thereof by the Company; provided, however, that the addition of Specified Subsidiaries to this Agreement shall be governed by Section 3.2(a) and not this Section 6.1. To the extent permitted by Section 8.9, amendments may be effected to this Agreement reflecting such rights and obligations, consistent with the terms of this Agreement, of such additional Shareholder as the MD Shareholders and such additional Shareholder may agree.
ARTICLE VII
INDEMNIFICATION; INSURANCE

Section 7.1    Indemnification of Directors. In addition to any other indemnification rights that the directors have pursuant to the Organizational Documents of the Company, each of the directors of the Company shall have the right to enter into, and the Company agrees to enter into, a Director Indemnification Agreement.
Section 7.2    Indemnification of Shareholders.
(a)To the fullest extent permitted by applicable law, the Company will, and will cause each of the Specified Subsidiaries to, indemnify, exonerate and hold the Shareholders and each of their respective partners, shareholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents and each of the partners, shareholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing (collectively, the “Indemnitees”) free and harmless from and against any and all actions, causes of action, suits, claims, proceedings, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Indemnitees or any of them before or after the date of this Agreement (collectively, the “Indemnified Liabilities”), arising out of any action, cause of action, suit, arbitration or claim arising directly or indirectly out of, or in any way relating to, (i) such Shareholder’s or its Affiliates’ ownership of Securities or such Shareholder’s or its Affiliates’ control or ability to influence the Company or any of its Subsidiaries or their respective predecessors or successors (other than any such Indemnified Liabilities (x) to the extent such Indemnified Liabilities arise out of any willful breach of this Agreement by such Indemnitee or its Affiliates or other related Persons or (y) without limiting any other rights to indemnification, to the extent such control or the ability to control the Company or any of its Subsidiaries derives from such Shareholder’s or its Affiliates’ capacity as an officer or director of the Company or any of its Subsidiaries) or (ii) the business, operations, properties, assets or other rights or liabilities of the Company or any of its Subsidiaries; provided, however, that if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Company will, and will cause the Specified Subsidiaries to, make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. For the purposes of this Section 7.2, none of the circumstances described in the limitations contained in the proviso in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Indemnitee as to any previously advanced indemnity payments made by the Company or any of the Specified Subsidiaries, then such payments shall be promptly repaid by such Indemnitee to the Company and the Specified Subsidiaries, as applicable. The rights of any Indemnitee to indemnification hereunder will be in addition to any other rights any such Person may have under any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation or under the Organizational Documents of the Company or any of its Subsidiaries.
(b)The Company acknowledges and agrees that the Company shall, and to the extent applicable shall cause the Specified Subsidiaries to, be fully and primarily responsible for the payment to the Indemnitee in respect of Indemnified Liabilities in connection with any Jointly Indemnifiable Claim, pursuant to and in accordance with (as applicable) the terms of (i) applicable law, (ii) the Organizational Documents of the Company, (iii) the Director Indemnification Agreements, (iv) this Agreement, (v) any other agreement between the Company or any Specified Subsidiary and the Indemnitee pursuant to which the Indemnitee is indemnified, (vi) the laws of the jurisdiction of incorporation or organization of any Specified Subsidiary and/or (vii) the Organizational Documents of any Specified Subsidiary (clauses (i) through (vii) collectively, the “Indemnification Sources”), irrespective of any right of recovery the Indemnitee may have from any Indemnitee-Related Entities. Under no circumstance shall the Company or any Specified Subsidiary be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of advancement or recovery the Indemnitee may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Company or any Specified Subsidiary under the Indemnification Sources. In the event that any of the Indemnitee-Related Entities shall make any payment to the Indemnitee in respect of indemnification with respect to any Jointly Indemnifiable Claim, (x) the Company shall, and to the extent applicable shall cause the Specified Subsidiaries to, reimburse the Indemnitee-Related Entity making such payment to the extent of such payment promptly upon written demand from such Indemnitee-Related Entity, (y) to the extent not previously and fully reimbursed by the Company and/or any Specified Subsidiary pursuant to clause (x), the Indemnitee-Related Entity making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of the Indemnitee against the Company and/or any Specified Subsidiary, as applicable, and (z) the Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights.
(c)The Company and Shareholders agree that each of the Indemnitees and Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 7.2, entitled to enforce this Section 7.2 as though each such Indemnitee and Indemnitee-Related Entity were a party to this Agreement. The Company shall cause each of the Specified Subsidiaries to perform the terms and obligations of this Section 7.2 as though each such Specified Subsidiary were a party to this Agreement.
Section 7.3    Insurance. The Company shall, and shall cause the Specified Subsidiaries to, at all times maintain a policy or policies of insurance providing directors’ and officers’ liability insurance to the extent reasonably satisfactory to the MD Shareholders, and the Indemnitees shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage provided to any other director or officer of the Company or any Specified Subsidiary. If, at the time the Company or any of the Specified Subsidiaries receives from an Indemnitee any notice of the commencement of any action, cause of action, suit, claim or proceeding, and the Company or a Specified Subsidiary has such insurance in effect which would reasonably be expected to cover such action, cause of action, suit, claim or proceeding, the Company shall give prompt notice of the commencement of such action, cause of action, suit, claim or proceeding to the insurers in accordance with the procedures set forth in such policy or policies. The Company shall thereafter take all necessary or reasonably desirable action to cause such insurers to pay, on behalf of the Indemnitees, all amounts payable as a result of such action, cause of action, suit, claim or proceeding in accordance with the terms of such policy or policies.
ARTICLE VIII
MISCELLANEOUS
Section 8.1    Entire Agreement. This Agreement (together with the SLP Shareholders Agreement, the Registration Rights Agreement and the MD Subscription Agreement) constitutes the entire understanding and agreement between the parties and supersedes and replaces any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto. In the event of any inconsistency between this Agreement and any document executed or delivered to effect the purposes of this Agreement, including the Organizational Documents of any Person, this Agreement shall govern as among the parties hereto. Each of the parties hereto shall exercise all voting and other rights and powers available to it so as to give effect to the provisions of this Agreement and, if necessary, to procure (so far as it is able to do so) any required amendment to the Company’s and/or its Subsidiaries’ Organizational Documents, in order to cure any such inconsistency.
Section 8.2    Effectiveness; Nature of Agreement. This Agreement shall become effective on July 2, 2026, upon execution of this Agreement by each of the Company and the MD Shareholders. The parties intend for this Agreement to be a shareholder agreement that is permitted under Section 21.110 of the TBOC. The parties do not intend for this Agreement to address any of the matters described in Section 21.101 of the TBOC.
Section 8.3    Prior Agreement. Notwithstanding anything to the contrary herein, the parties hereto hereby acknowledge and agree that (i) Section 5.5 and ARTICLE VII of the MD Agreement remain in full force and effect in respect of any reimbursable expenses or rights to indemnification, as applicable, arising prior to the effectiveness of this Agreement and (ii) nothing herein shall terminate, restrict or otherwise prejudice any other rights the Shareholders are entitled to pursuant to the MD Agreement arising prior to the effectiveness of this Agreement.

Section 8.4    Specific Performance. The parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that, in the event of breach by any party, damages would not be an adequate remedy and each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity. The parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.
Section 8.5    Governing Law. This Agreement and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.
Section 8.6    Submissions to Jurisdictions; WAIVER OF JURY TRIAL.
(a)Each of the parties hereto hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to this Agreement or any of the obligations arising under or relating to this Agreement shall be brought and determined exclusively in the Texas Business Court in the Third Business Court Division of the State of Texas (the “Austin Business Court”) (or, if the Austin Business Court lacks jurisdiction, the Texas Business Court in the Eleventh Business Court Division of the State of Texas (the “Houston Business Court”) or, if the Houston Business Court lacks jurisdiction, the United States District Court for the Western District of Texas, Austin Division (the “Federal Court”) or, if the Federal Court lacks jurisdiction, the state district court of Travis County, Texas) (collectively, the “Designated Courts”), and each of the parties hereto hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the Designated Courts. Each party hereby further irrevocably waives any claim that the Designated Courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in any Designated Court, that any such court lacks jurisdiction over such party.
(b)Each party irrevocably consents to the service of process in any legal action or proceeding brought with respect to this Agreement or any of the obligations arising under or relating to this Agreement by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices as provided in Section 8.14, such service to become effective ten (10) days after such mailing. Each party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby that service of process was in any way invalid or ineffective. Subject to Section 8.6(c), the foregoing shall not limit the rights of any party to serve process in any other manner permitted by applicable law. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of Texas for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.
(c)Each of the parties hereto hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect to this Agreement or any of the obligations under or relating to this Agreement. To the fullest extent permitted by applicable law, each of the parties hereto hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding with respect to this Agreement or any of the obligations arising under or relating to this Agreement in the Designated Courts, and hereby further irrevocably waives and agrees not to plead or claim that any Designated Court is not a convenient forum for any such suit, action or proceeding.
(d)The parties hereto agree that any judgment obtained by any party hereto or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such party (or its successors or assigns), be enforced in any jurisdiction, to the extent permitted by applicable law.
(e)EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.6(e).
Section 8.7    Obligations. All obligations hereunder shall be satisfied in full without set-off, defense or counterclaim.
Section 8.8    Consents, Approvals and Actions. All actions required to be taken by, or approvals or consents of, the MD Shareholders under this Agreement, , the Registration Rights Agreement or the SLP Shareholders Agreement shall be taken by consent or approval by, or agreement of, MD or his permitted assignee; provided, that upon the occurrence and during the continuation of a Disabling Event, such approval or consent shall be taken by consent or approval by, or agreement of, the holders of a majority of the DTI Securities held by the MD Shareholders, and in each case, such consent, approval or agreement shall constitute the necessary action, approval or consent by the MD Shareholders.
(a)All actions under this Agreement requiring the consent or approval of each Group I Director shall be taken by all then-serving Group I Directors, excluding any Group I Directors who recuse themselves from such action.
Section 8.9    Amendment; Waiver.
(a)Except as set forth in Section 8.9(b), any amendment, modification, supplement or waiver to or of any provision of this Agreement shall require the prior written consent of the MD Shareholders and the Company; provided that any amendment, modification, supplement or waiver by the Company of Section 3.1(c) or Section 5.7 or this proviso shall require approval by each Group I Director; provided further, that if the express terms of any amendment, modification, supplement or waiver to this Agreement disproportionately and adversely affects a Shareholder (other than the MD Shareholders), it shall require the prior written consent of the holders of a majority of the DTI Securities held by such affected Shareholders and their Permitted Transferees in the aggregate.
(b)Notwithstanding the foregoing, (i) any addition of a transferee of DTI Securities or a recipient of DTI Securities as a party hereto pursuant to ARTICLE VI shall not constitute an amendment hereto and the applicable Joinder Agreement need be signed only by the Company and such transferee or recipient and (ii) the Company shall promptly amend the books and records of the Company appropriately and as and to the extent necessary to reflect the removal or addition of a Shareholder, any changes in the amount and/or type of DTI Securities beneficially owned by each Shareholder and/or the addition of a transferee of DTI Securities or a recipient of any DTI Securities, in each case, pursuant to and in accordance with the terms of this Agreement.
(c)Any failure by any party at any time to enforce any of the provisions of this Agreement shall not be construed as a waiver of such provision or any other provisions hereof. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Section 8.10    Assignment of Rights By Shareholders.
(a)Subject to Section 8.10(b), no Shareholder may assign or transfer its rights under this Agreement except with the prior consent of the Company. Any purported assignment of rights or obligations under this Agreement in derogation of this Section 8.10 shall be null and void.
(b)Notwithstanding anything in this Agreement to the contrary, the MD Shareholders may assign or transfer their rights under this Agreement to any Person to whom the MD Shareholders transfer DTI Securities beneficially owned by the MD Shareholders (and such transferee who is transferred such rights shall be deemed to be the MD Shareholders for all purposes hereunder).
Section 8.11    Binding Effect. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties’ successors and permitted assigns.
Section 8.12    Third Party Beneficiaries. Except for Section 5.2, ARTICLE VII and Section 8.15 (which will be for the benefit of the Persons set forth therein, and any such Person will have the rights provided for therein), this Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto, and it does not create or establish any third party beneficiary hereto.
Section 8.13    Termination of this Agreement. This Agreement shall terminate only (i) by written consent of the MD Shareholders (for so long as the MD Shareholders own DTI Securities) and the Company (which Company consent shall require approval by each Group I Director), (ii) upon the termination of the SLP Shareholders Agreement (except Section 5.6 and Article VII thereof) or (iii) upon the dissolution or liquidation of the Company; provided, that in the case of a termination pursuant to clause (i) or (ii), Section 5.5 and ARTICLE VII shall survive any such termination and remain in full force and effect unless and solely to the extent expressly waived in writing, with reference to such provisions, by the MD Shareholders.
Section 8.14    Notices. Any and all notices, designations, offers, acceptances or other communications provided for herein shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by e-mail or nationally-recognized overnight courier, which shall be addressed:
(a)in the case of the Company, to its principal office to the attention of its General Counsel;
(b)in the case of the Shareholders identified below, to the following respective addresses or e-mail addresses:
If to any of the MD Shareholders, to:

Michael S. Dell
c/o Dell Inc.
One Dell Way
Round Rock, TX 78682
with a copy (which shall not constitute actual or constructive notice) to:
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention: Steven A. Rosenblum
Victor Goldfeld
Email: sarosenblum@wlrk.com
Email: vgoldfeld@wlrk.com
and
DFO Management, LLC
550 Madison Avenue, 20th Floor
New York, NY 10022
Attention: Marc R. Lisker
Email: marc@dellfamilyoffice.com

(c)in the case of any other Shareholder, to the address or e-mail address appearing in the books and records of the Company.
Any and all notices, designations, offers, acceptances or other communications shall be conclusively deemed to have been given, delivered or received (i) in the case of personal delivery, on the day of actual delivery thereof, (ii) in the case of e-mail, on the day of transmittal thereof if given during the normal business hours of the recipient, and on the Business Day during which such normal business hours next occur if not given during such hours on any day and (iii) in the case of dispatch by nationally-recognized overnight courier, on the next Business Day following the disposition with such nationally-recognized overnight courier. By notice complying with the foregoing provisions of this Section 8.14, each party shall have the right to change its mailing address or e-mail address for the notices and communications to such party. The Shareholders hereby consent to the delivery of any and all notices, designations, offers, acceptances or other communications provided for herein by Electronic Transmission addressed to the email address of such Shareholders as provided herein.
Section 8.15    No Third Party Liability. This Agreement may only be enforced against the named parties hereto. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as parties hereto; and no past, present or future director, officer, employee, incorporator, member, partner, shareholder, Affiliate, portfolio company in which any such party or any of its investment fund Affiliates have made a debt or equity investment (and vice versa), agent, attorney or representative of any party hereto (including any Person negotiating or executing this Agreement on behalf of a party hereto), unless party to this Agreement, shall have any liability or obligation with respect to this Agreement or with respect to any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including a representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).
Section 8.16    No Partnership. Nothing in this Agreement and no actions taken by the parties under this Agreement shall constitute a partnership, association or other co-operative entity between any of the parties or constitute any party the agent of any other party for any purpose.
Section 8.17    Aggregation; Beneficial Ownership.
(a)Subject to Section 8.17(c), all DTI Securities held or acquired by the MD Shareholders and their Affiliates and Permitted Transferees shall be aggregated for the purpose of determining the availability of any rights under and application of any limitations under this Agreement, and each such Shareholder and its Affiliates may apportion such rights as among themselves in any manner they deem appropriate.
(b)Subject to Section 8.17(c), without limiting the generality of the foregoing:
(i)for the purposes of calculating the beneficial ownership of the MD Shareholders, all of the MD Shareholders’ Common Stock, all of their respective Affiliates’ Common Stock and all of their respective Permitted Transferees’ Common Stock (including, in each case, Common Stock issuable upon exercise, delivery or vesting of Company Awards) shall be included as being owned by the MD Shareholders and as being outstanding; and
(ii)for the purposes of calculating the beneficial ownership of any other Shareholder, all of such Shareholder’s Common Stock, all of its Affiliates’ Common Stock and all of its Permitted Transferees’ Common Stock (including in each case Common Stock issuable upon exercise, delivery or vesting of Company Awards) shall be included as being owned by such Shareholder and as being outstanding.
(c)Notwithstanding anything herein to the contrary, in the case of any transfer of DTI Securities by the MD Shareholders, their Affiliates or their

Permitted Transferees after MD’s death to an individual or Person other than an (i) individual or entity described in clause (i)(A), (i)(B), (i)(C) or (i)(D) of the definition of “Permitted Transferee” or (ii) MD Fiduciary, such DTI Securities shall not be deemed to be owned by the MD Shareholders for purposes of Section 3.1.
Section 8.18    Severability. If any provision of this Agreement, or the application of any provision to any Person or circumstance, is held by a court or other governmental authority of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, under any present or future applicable law, then (a) such provision shall be deemed modified, rewritten or construed so as to be valid and enforceable to the maximum extent permitted by applicable law, consistent as nearly as possible with the parties’ original intent and agreed commercial objectives, (b) if such provision cannot be so modified, rewritten or construed, such provision shall be deemed severed from this Agreement solely to the extent of such illegality, invalidity or unenforceability, and (c) the legality, validity and enforceability of the remaining provisions of this Agreement, and the application of such provision to other Persons or circumstances, shall not be affected or impaired thereby.
Section 8.19    Counterparts. This Agreement may be executed in any number of counterparts (which delivery may be via e-mail if in .pdf format), each of which shall be deemed an original, but all of which together shall constitute a single instrument.
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IN WITNESS WHEREOF, each of the undersigned has executed this MD Shareholders Agreement or caused this MD Shareholders Agreement to be signed by its officer thereunto duly authorized as of the date first written above.
COMPANY:
DELL TECHNOLOGIES INC.

By: /s/ Christopher A. Garcia
Name: Christopher A. Garcia
Title: Senior Vice President and Assistant Secretary

[MD Shareholders Agreement]

SPECIFIED SUBSIDIARY:
DENALI INTERMEDIATE INC.

By: /s/ Christopher A. Garcia
Name: Christopher A. Garcia
Title: Senior Vice President and Assistant Secretary
[MD Shareholders Agreement]

SPECIFIED SUBSIDIARY:
DELL INC.

By: /s/ Christopher A. Garcia
Name: Christopher A. Garcia
Title: Senior Vice President and Assistant Secretary
[MD Shareholders Agreement]

SPECIFIED SUBSIDIARY:
EMC CORPORATION

By: /s/ Christopher A. Garcia
Name: Christopher A. Garcia
Title: Senior Vice President and Assistant Secretary

[MD Shareholders Agreement]

SPECIFIED SUBSIDIARY:
DELL INTERNATIONAL L.L.C.

By: /s/ Christopher A. Garcia
Name: Christopher A. Garcia
Title: Senior Vice President and Assistant Secretary

[MD Shareholders Agreement]

MD SHAREHOLDER:

/s/ Michael S. Dell
MICHAEL S. DELL
[MD Shareholders Agreement]

MD SHAREHOLDER:
SUSAN LIEBERMAN DELL SEPARATE PROPERTY TRUST

By: /s/ Marc R. Lisker
Name: Marc R. Lisker
Title: President, Hexagon Trust Company

[MD Shareholders Agreement]

Annex A-1
FORM OF
JOINDER AGREEMENT
The undersigned is executing and delivering this Joinder Agreement pursuant to that certain Amended and Restated MD Shareholders Agreement, dated as of July 2, 2026 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “MD Shareholders Agreement”) by and among Dell Technologies Inc., Denali Intermediate Inc., Dell Inc., EMC, Denali Finance Corp., Dell International L.L.C., each other Specified Subsidiary that may become a party thereto in accordance with the terms thereof, Michael S. Dell, Susan Lieberman Dell Separate Property Trust and any other Persons who become a party thereto in accordance with the terms thereof. Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to such terms in the MD Shareholders Agreement.
By executing and delivering this Joinder Agreement to the MD Shareholders Agreement, the undersigned hereby adopts and approves the MD Shareholders Agreement and agrees, effective commencing on the date hereof, to become a party to, and to be bound by and comply with the provisions of, the MD Shareholders Agreement applicable to a Shareholder [and] [an MD Shareholder], respectively, in the same manner as if the undersigned were an original signatory to the MD Shareholders Agreement.
[The undersigned hereby represents and warrants that, pursuant to this Joinder Agreement and the MD Shareholders Agreement, it is a Permitted Transferee of [●] and will be the lawful record owner of [●] shares of [Insert description of series / type of Security] of the Company as of the date hereof. The undersigned hereby covenants and agrees that it will take all such actions as required of a Permitted Transferee as set forth in the MD Shareholders Agreement.]1
The undersigned acknowledges and agrees that Section 8.2 through Section 8.6 of the MD Shareholders Agreement are incorporated herein by reference, mutatis mutandis.
[Remainder of page intentionally left blank]
1 [To be included for transfers of DTI Securities to Permitted Transferees that execute this Joinder]

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the __ day of_____________, _____.

Signature

Print Name
Address:

Telephone:
Facsimile:
Email:

AGREED AND ACCEPTED
as of the ____ day of     , _____.
DELL TECHNOLOGIES INC.
By:
Name:
Title:

Annex A-2
FORM OF
SPECIFIED SUBSIDIARY JOINDER AGREEMENT
The undersigned is executing and delivering this Specified Subsidiary Joinder Agreement pursuant to that certain Amended and Restated MD Shareholders Agreement, dated as of July 2, 2026 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “MD Shareholders Agreement”) by and among Dell Technologies Inc., Denali Intermediate Inc., Dell Inc., EMC, Denali Finance Corp., Dell International L.L.C., each other Specified Subsidiary that may become a party thereto in accordance with the terms thereof, Michael S. Dell, Susan Lieberman Dell Separate Property Trust, and any other Persons who become a party thereto in accordance with the terms thereof. Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to such terms in the MD Shareholders Agreement.
By executing and delivering this Joinder Agreement to the MD Shareholders Agreement, the undersigned hereby adopts and approves the MD Shareholders Agreement and agrees, effective commencing on the date hereof, to become a party to, and to be bound by and comply with the provisions of, the MD Shareholders Agreement applicable to a Specified Subsidiary, in the same manner as if the undersigned were an original signatory to the MD Shareholders Agreement.
The undersigned acknowledges and agrees that Section 8.2 through Section 8.6 of the MD Shareholders Agreement are incorporated herein by reference, mutatis mutandis.
Accordingly, the undersigned has executed and delivered this Specified
Subsidiary Joinder Agreement as of the __ day of    , _____.
SPECIFIED SUBSIDIARY:
[●]
By:
Name:
Title:

Annex B
FORM OF
SPOUSAL CONSENT
In consideration of the execution of that certain Amended and Restated MD Shareholders Agreement, dated as of July 2, 2026 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “MD Shareholders Agreement”) by and among Dell Technologies Inc., Denali Intermediate Inc., Dell Inc., EMC, Denali Finance Corp., Dell International L.L.C., each other Specified Subsidiary that may become a party thereto in accordance with the terms thereof, Michael S. Dell, Susan Lieberman Dell Separate Property Trust and any other Persons who become a party thereto in accordance with the thereof, I, ______________________________, the spouse of_________________________, who is a party to the MD Shareholders Agreement, do hereby join with my spouse in executing the foregoing MD Shareholders Agreement and do hereby agree to be bound by all of the terms and provisions thereof, in consideration of the issuance, acquisition or receipt of DTI Securities and all other interests I may have in the shares and securities subject thereto, whether the interest may be pursuant to community property laws or similar laws relating to marital property in effect in the state or province of my or our residence as of the date of signing this consent. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the MD Shareholders Agreement.
Dated as of ___________ ___, _____
(Signature of Spouse)

(Print Name of Spouse)